Exhibit 23.1

Clifford L. Neuman, P.C.

Attorney at Law

6800 N. 79TH STREET, SUITE # 200

NIWOT, CO 80503

Telephone: (303) 449-2100

Facsimile: (303) 449-1045

E-mail: clneuman@neuman.com

September 6, 2017

Zynex, Inc.

9990 Park Meadow Drive

Lone Tree, Colorado 80124

Re: Registration Statement on Form S-8

Sir or Madam:

We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Zynex, Inc., a Nevada corporation, (the "Company") for the registration of (1) up to an aggregate of 5,000,000 shares of Common Stock, $.001 par value per share, subject to issuance by the Company upon exercise of options and other rights granted to employees and directors under the Company's 2017 Stock Incentive Plan (the "Plan"), and (2) up to an additional 1,081,000 Shares subject to issuance by the Company upon exercise of certain non-plan stock options granted to certain current and former employees and directors of the Company (collectively referred to as the "Options"), as proposed and more fully described in such Registration Statement.

We further consent to the reference in such Registration Statement to our having given such opinions.

Sincerely,

CLIFFORD L. NEUMAN, PC

/s/ Clifford L. Neuman
By: Clifford L. Neuman